EXHIBIT 10(f)

WM. WRIGLEY JR. COMPANY
STOCK DEFERRAL PROGRAM
FOR NON-EMPLOYEE DIRECTORS

Incorporated into the Wm. Wrigley Jr. Company
1997 Management Incentive Plan, as amended March 9, 2004

     1. Purpose. The purpose of this Stock Deferral Program for Non-Employee Directors (the “Program”) is to promote the interests of Wm. Wrigley Jr. Company (the “Company”) and its shareholders by apportioning a part of the total compensation payable to its non-employee directors (“Non-Employee Directors”) as deferred income distributed in the form of the Company’s common stock, without par value (“Common Stock”), thereby increasing the Non-Employee Directors’ beneficial ownership of Company stock and their proprietary interest in the Company.

     2. Common Stock Units. In addition to the cash compensation otherwise payable to its Non-Employee Directors as may by determined from time to time, the Company shall establish and maintain a Deferred Stock Account in the name of each Non-Employee Director. Subject to the provisions of Section 9, as soon as administratively practicable following the last day of each fiscal year, the Company shall credit to the Deferred Stock Account of each person who was a Non-Employee Director of the Company on that day or who ceased to be a Non-Employee Director after March 31 of that fiscal year by reason of his or her disability or death, a number of Common Stock Units equal in value to the annual retainer amount in effect for Non-Employee Directors as of such date (without regard to other fees or retainers or the actual retainer amount actually received by any such Non-Employee Director) divided by the price of a share of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following such date, as the Board of Directors of the Company (the “Board”) shall determine.

     3. Dividend Equivalents. As of each dividend payment date declared with respect to the Company’s Common Stock, the Company shall credit the Deferred Stock Account of each Non-Employee Director with an additional number of Common Stock Units equal to:

           (a) the product of (i) the dividend per share of the Company’s Common Stock which is payable as of the dividend payment date, multiplied by (ii) the number of Common Stock Units credited to the Non-Employee Director’s Deferred Stock Account as of the applicable dividend record date:

DIVIDED BY

          (b) the price of a share of the Company’s Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the dividend payment date, as the Board shall determine.

4. Payment of Deferred Stock Accounts. (a) Each Non-Employee Director, or in the event of death, his or her beneficiary, shall be entitled to receive distribution of his or her

Deferred Stock Account in such form, method and timing determined pursuant to Sections 4(b), 4(c) and 4(d) below. Common Stock Units with respect to which no transfer of stock has yet occurred shall continue to be credited with dividend equivalents in accordance with Section 3, above.

      (b) Deferral Elections. Prior to January 1, 1995, or, if later, upon a Non-Employee Director’s election to the Board, each Non-Employee Director shall execute and file (or has previously executed and filed) an appropriate election form (the “Deferral Election”) in accordance with procedures prescribed by the Company, specifying the form, method and timing of distribution of his or her Deferred Stock Account. The Deferral Election made hereunder prior to January 1, 1995 (the “1995 Election”) shall control the distribution of (a) all amounts credited on or after January 1, 1995, and (b) effective on the second anniversary of the date the 1995 Election is made, all amounts the distribution of which is subject to a distribution election made prior to the 1995 Election, in each case, unless a subsequent valid Deferral Election is filed; provided, however, that, the 1995 Election shall not be effective with respect to the form, method and timing of distribution of any deferral that the Non-Employee Director is, or is scheduled to be, receiving within two years following the date such 1995 Election is made.

      (c) Distributions under this Section 4 shall begin as soon as administratively practicable following the date specified in the Non-Employee Director’s Deferral Election, but may not begin earlier than as soon as administratively practicable following the March 31 next following the date on which the Non-Employee Director ceases to be a director for any reason; provided, however, that in no event may distribution commence later than as soon as administratively practicable following March 31 following the calendar year in which the Non-Employee Director attains age seventy (70). Such payment shall be made, pursuant to the Non-Employee Director’s election in the Deferral Election, (i) in the form of a lump-sum payment, (ii) in substantially equal annual installments over a period not to exceed fifteen years, or (iii) in any combination of (i) and (ii) above. If a Non-Employee Director elects installment payments, the unpaid balance thereof shall continue to accrue dividend equivalents, computed in accordance with the provisions of Section 3, and shall be prorated and paid over the installment period. All distributions from such Non-Employee Director’s Deferred Stock Account shall be in shares of Common Stock, except to the extent the Board in its sole discretion provides for the payment of distributions in the form of cash.

      A Non-Employee Director may change his or her prior Deferral Election at any time, and from time to time; provided, however, that any such Deferral Election shall not become effective until the first anniversary of the date such Deferral Election is made; and provided, further, that no Deferral Election with respect to the distribution of amounts attributable to any portion of a Non-Employee Director’s Deferred Stock Account shall be effective if the Non-Employee Director is, or is scheduled to be, receiving distributions with respect to such deferral within one year following the date such subsequent Deferral Election is made. In the event a Deferral Election does not become effective, the prior valid Deferral Election of such Non-Employee Director shall govern the form, method and timing of distribution.

      (d) Notwithstanding the foregoing, in the event that, with respect to any portion of a Non-Employee Director’s Deferred Stock Account, (i) the Non-Employee Director fails to timely elect the form, method and/or timing of payment, (ii) no valid election is filed with the Company, or (iii) the Non-Employee Director has not filed an 1995 Election or any Deferral

Election subsequent thereto, such portion or portions of the Non-Employee Director’s Deferred Stock Account shall be paid in shares of the Company’s Common Stock in ten substantially equal annual installments (as the default for method of payment), commencing as soon as administratively practicable following the March 31st next following the date on which the Non-Employee Director ceases to be a director (as the default for timing of payment).

     5. Beneficiary. Each Non-Employee Director may, from time to time, by a writing filed with the Treasurer of the Company, designate any person, persons or entity (including a trust) to whom shares of the Company’s Common Stock attributable to Common Stock Units are to be transferred if the Non-Employee Director dies prior to receipt of such shares. A beneficiary designation shall be effective only if the signed form is filed with the Treasurer of the Company while the Non-Employee Director is alive and shall cancel all beneficiary designation forms filed earlier. If a Non-Employee Director fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the Non-Employee Director, all shares attributable to such Common Stock Units shall be transferred to the Non-Employee Director’s spouse, children (per stirpes), parents or estate (in that order), as soon as administratively practicable after such death. Any distribution paid to a Non-Employee Director’s beneficiary, or to such other person or entity pursuant to this Section 5, shall be made in the form and at such time as was applicable to the Non-Employee Director; provided, however, that the Non-Employee Director’s beneficiary may elect to receive the balance of the Non-Employee Director’s Deferred Stock Account distributed in an immediate lump-sum distribution in shares of Common Stock.

     6. Acceleration. The Company may accelerate the transfer of shares of Common Stock with respect to Common Stock Units credited to the Deferred Stock Account of any Non-Employee Director for reasons of individual hardship, changes in tax laws or accounting principles or any other reason that the Board determines, in its sole discretion, negates or diminishes the continued value of the Deferred Stock Account to the Company or its Non-Employee Directors.

     7. Nontransferability. Except as otherwise required by applicable law, no rights under the Program, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except that, under such rules and regulations as the Company may establish, a Non-Employee Director may designate a beneficiary to receive, in the event of death, any amount that would otherwise have been payable to the Non-Employee Director or that may become payable on account of, or following, his or her death except that, if any amount shall become payable to the executor or administrator of the Non-Employee Director, such executor or administrator may transfer the right to the payment of any such amount to the person, persons or entity (including a trust) entitled thereto under the will of the Non-Employee Director or, in the case of intestacy, under the laws relating to intestacy.

     8. Shareholder Status. Unless otherwise provided in any trust provision established by the Company, including any “rabbi trust,” a Non-Employee Director or beneficiary shall have none of the rights of a shareholder until shares of Common Stock, if any, are issued or transferred in accordance with Section 4. Prior to the date of transfer, the Company’s obligation under this Program is an unsecured promise to deliver shares of the Company’s Common Stock.

The Company may, but shall not be required to, hold any such shares in trust or as a segregated fund.

     9. Changes in Stock. In the event of any change in the outstanding shares of the Company’s Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Common Stock Units to be credited in accordance with Section 2 and the number of Common Stock Units actually credited to the Deferred Stock Accounts shall be equitably adjusted by the Board under the Program as the Board determines will fairly preserve the intended benefits of the Program to the participants and the Company, and will fairly accomplish the purposes of the Program.

     10. Successors. This Program shall be binding upon any assignee or successor in interest to the Company whether by merger, consolidation or sale of all or substantially all of the Company’s assets.

     11. Amendment and Termination. The Board may, from time to time, amend or terminate the Program; provided, however, that no such amendment or termination shall adversely affect the rights of any Non-Employee Director or, if the Non-Employee Director is deceased, his or her beneficiary without his or her consent with respect to Common Stock Units credited prior to such amendment or termination.

     12. Governing Law. This Program shall be construed in accordance with and governed by the laws of the State of Delaware.

     13. Interpretation. The Company intends that transactions under this Program will be exempt under amended Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Company.

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